UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2011

RJO GLOBAL TRUST
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22887 (Commission File Number)	36-4113382 (IRS Employer Identification No.)

c/o R.J. O’Brien Fund Management, LLC
222 South Riverside Plaza
Suite 900
Chicago, IL 60606
(Address of principal executive offices) (Zip Code)

(312) 373-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The registrant does not have a board of directors.  The registrant’s managing owner, R.J. O’Brien Fund Management, LLC (the “Managing Owner”), is managed by a Board of Directors.

Effective October 14, 2011, Thomas J. Anderson resigned his positions as Chief Financial Officer and Director of the Managing Owner.

Effective October 17, 2011, Jason Manumaleuna was appointed Chief Financial Officer and a Director of the Managing Owner.

Mr. Manumaleuna also serves as the Chief Financial Officer of R.J. O’Brien & Associates, LLC, a futures commission merchant and the registrant’s futures broker, and is a registered National Futures Association principal since October 2010.  He joined R.J. O’Brien & Associates, LLC in May 2008.  Prior to these positions, Mr. Manumaleuna worked in internal audit at MF Global Holdings from December 2007 to May 2008.  Prior to working at MF Global Holdings, Mr. Manumaleuna served as the Controller for Calyon Financial LLC from March 2005 to December 2007.  Prior to Calyon, Mr. Manumaleuna served as Controller of Refco LLC’s Chicago office from April 2000 to March 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RJO GLOBAL TRUST
(Registrant)

Date: October 19, 2011

	By:	/s/ Annette A. Cazenave
Annette A. Cazenave
Executive Vice President
R.J. O’Brien Fund Management, LLC, Managing Owner